Kunzman & Bollinger, Inc.
ATTORNEYS-AT-LAW
5100 N. BROOKLINE, SUITE 600
OKLAHOMA CITY, OKLAHOMA 73112
Telephone (405) 942-3501
Fax (405) 942-3527

April 30, 2007

ELECTRONIC FILING

Mr. H. Roger Schwall
United States Securities and
Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE:          Registration Statement on Form 8-A for
Limited Partnership Units in
Lease Equity Appreciation Fund II, L.P.

Dear Sir or Madam:

Pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, enclosed for filing on behalf of the Registrant in connection with the Registrant’s securities is a Registration Statement on Form 8-A.

The Registrant is a Delaware limited partnership that engages in equipment leasing and financing. The Managing General Partner of the Partnership is LEAF Financial Corporation.

Please direct any questions or comments with respect to this filing to the undersigned at (215) 231-7087.

Very truly yours,

LEAF Financial Corporation

/s/ Robert K. Moskovitz
Robert K. Moskovitz
Chief Financial Officer and Treasurer